UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 10, 2024

HAYNES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33288	06-1185400
(Commission File Number)	(IRS Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

(765) 456-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HAYN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

          Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Supplemental Disclosures

As previously announced, on February 4, 2024, Haynes International, Inc., a Delaware corporation (“Haynes” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement” and the transactions contemplated thereby, the “Merger”) with North American Stainless, Inc., a Delaware corporation (“Parent”), Warhol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely for purposes specified therein, Acerinox S.A., a Spanish sociedad anonima (“Guarantor”). On March 18, 2024, Haynes filed a definitive proxy statement on Schedule DEFM14A (the “Definitive Proxy Statement”), as such may be supplemented from time to time, with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the special meeting of Haynes’ stockholders to vote to adopt the Merger Agreement scheduled to be held on April 16, 2024 (the “Haynes Special Meeting”).

Explanatory Note

In connection with the Merger, two complaints have been filed as individual actions in the United States District Court for the District of Delaware and are captioned Coffman v. Haynes International, Inc. et al., Case No. 24-cv-0398 (filed March 28, 2024), and Clark v. Haynes International, Inc. et al., Case No. 24-cv-0402 (filed March 29, 2024). One complaint has been filed as an individual action in the Howard Circuit Court of the State of Indiana, County of Howard and is captioned Garfield v. Campion,. et al., Case No. 34D01-2404-PL1074 (filed April 1, 2024). The foregoing complaints are referred to as the “Merger Actions.”

The Merger Actions generally allege that the Definitive Proxy Statement misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections and the analyses performed by the financial advisor to the Board of Directors of Haynes in connection with the Merger. The Merger Actions assert violations of Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 14a-9 promulgated thereunder, 15 U.S.C. §§ 78n(a), 78t(a), and/or breach of fiduciary duties and failure to disclose under Indiana common law against all defendants, and/or violations of Section 20(a) of the Exchange Act against Haynes’s directors. The Merger Actions seek, among other things, an injunction enjoining the stockholder vote on the Merger and the consummation of the Merger unless and until certain additional information is disclosed to Haynes stockholders, costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees, and other relief the court may deem just and proper.

Additionally, Haynes has received demand letters from 11 purported stockholders of Haynes seeking additional disclosures in the Definitive Proxy Statement, and a standalone draft complaint from another purported stockholder of Haynes (collectively, the “Demand Letters”).

Haynes believes the claims asserted in the Merger Actions and the Demand Letters are without merit but cannot predict the outcome of any such claims. Additional lawsuits and Demand Letters arising out of the Merger may also be filed or received in the future. If additional similar lawsuits and Demand Letters are filed or received, absent new or significantly different allegations, Haynes will not necessarily disclose such additional lawsuits or Demand Letters.

While Haynes believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable laws and denies the allegations in the pending Merger Actions described above, in order to moot plaintiffs’ disclosure claims, and avoid nuisance and possible expense and business delays, Haynes has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement related to plaintiffs’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Haynes specifically denies all allegations in the Merger Actions and the Demand Letters described above that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. This Current Report on Form 8-K is incorporated into, and amends and/or supplements, the Definitive Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

Supplemental Disclosures to Definitive Proxy Statement

1.      The section of the Definitive Proxy Statement entitled “The Merger — Background of the Merger” is hereby amended and supplemented as follows:

A.      By amending and restating the second full paragraph on page 22 of the Definitive Proxy Statement in its entirety as follows:

Between May and September 2022, at the Strategic Committee’s direction, the Company, with the assistance of representatives of Jefferies and Kirkland reached out to nine potentially interested parties (referred to herein as “Party A”, “Party B”, “Party C”, “Party D”, “Party E”, “Party F”, “Party G”, “Party H” and Acerinox), eight of whom were strategic parties and one of whom was a sponsor party, and engaged in discussions and facilitated due diligence with respect to a potential transaction with seven of those parties (which did not include Acerinox), all of whom entered into confidentiality agreements with the Company, each of which included customary nondisclosure and nonuse provisions and customary standstill provisions that prohibited the parties (for an agreed-upon period) from taking certain actions with respect to the Company without the prior consent of the Company. The standstill provisions in each of the confidentiality agreements, other than with respect to Party D, ceased to be in effect prior to entry into the Merger Agreement. Each of the confidentiality agreements permitted the parties to make acquisition proposals at any time after the Company enters into a definitive agreement with a third party providing for a change of control transaction of the Company. Acerinox, one of the nine parties approved for outreach, declined to participate in the strategic process at that time due to other priorities. Party G, which was one of the seven parties to enter into a confidentiality agreement with the Company, had indicated to representatives of Jefferies that they were no longer able to participate in the strategic process due to an inability to devote the necessary time and resources as a result of other priorities.

B.      By amending and restating the sixth full paragraph on page 30 of the Definitive Proxy Statement in its entirety as follows:

On January 3, 2024, representatives of Acerinox and representatives of Goldman Sachs held a meeting with members of the Company’s management and representatives of Jefferies in attendance. The parties discussed a wide range of topics including, among other things, an update on the status and timing for completion of Acerinox’s due diligence, the aerospace market, the Company’s growth plan and potential for growth if more cost-effective processing was made available, a review of the current status of the Company’s constrained vacuum melting (VIM) capacity, an overview of current inventory, a discussion on maintenance, expenditures, and equipment within the Kokomo facility, a review of the Company’s research and technology capabilities and expertise, the role of distribution facilities within the Company’s business model, and a review of the potential benefits that could be obtained in the potential transaction.

C.     By amending and restating the last full paragraph on page 33 of the Definitive Proxy Statement in its entirety as follows:

Also on February 3, 2024, the Board held a meeting with members of the Company’s management and representatives of Jefferies and Kirkland in attendance. Members of the Board discussed with representatives of Kirkland the current status of the negotiations with respect to the Merger Agreement as well as Kirkland’s regulatory analysis. Representatives of Kirkland reviewed again with the Board its fiduciary duties under Delaware law in connection with the potential transaction, and then summarized the current terms of the draft Merger Agreement and open points, including with respect to (i) the efforts Acerinox was required to take to obtain regulatory approvals (ii) the amount of the termination fee payable by the Company in certain circumstances, and that it was reasonable and customary in the circumstances and would not unduly deter any other party that might be interested in acquiring the Company, (iii) certain interim operating covenants, (iv) treatment of certain employee benefits following signing and (v) the full guarantee of performance and payment by Acerinox of Parent’s obligations under the Merger Agreement. The Board discussed the valuation represented by Acerinox’s offer of $61.00 per share in cash and certain other material terms of the Merger Agreement, including the importance of the covenants relating to the efforts standard to obtain regulatory approvals to enhance certainty of closing, and indicated its support for a transaction on those terms. Representatives of Jefferies reviewed Jefferies’ updated preliminary financial analyses with the Board (which were based on the December Projections, as more fully described in the section of this proxy statement titled “The Merger — Certain Financial Projections”). At the meeting, the Board reviewed Jefferies’ relationship disclosure letter, and determined that, based on the contents of the relationship disclosure letter, including, that Jefferies had not provided any investment banking or advisory services in the past two years to the Company or Acerinox, and to Jefferies knowledge, had not pitched a transaction involving the Company with Acerinox in the past twelve months, and Jefferies (including through certain of its affiliates) had only an immaterial investment in the Company and Acerinox, there were no conflicts that would affect the ability of Jefferies to fulfill its responsibilities as financial advisor to the Company.

2.      The section of the Definitive Proxy Statement entitled “The Merger — Opinion of the Company’s Financial Advisor” is hereby amended and supplemented as follows:

A.      By amending and restating the section beginning on page 41 of the Definitive Proxy Statement under the heading “Selected Public Companies Analysis” in its entirety as follows:

Selected Public Companies Analysis

Jefferies reviewed publicly available financial, stock market and operating information of the Company and ~~the following~~ six selected publicly traded companies in the specialty metals manufacturing industry that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected companies~~”:~~”.

~~•       Acerinox, S.A.~~

~~•       Aperam S.A.~~

~~•       ATI Inc.~~

~~•       Carpenter Technology Corporation~~

~~•       Howmet Aerospace Inc.~~

~~•       Universal Stainless & Alloy Products, Inc.~~

Jefferies reviewed, among other information and to the extent publicly available, enterprise values (“EVs”) of the selected companies, calculated as fully diluted equity values based on closing stock prices on February 2, 2024, plus total debt, unfunded pension and other post-employment benefit liabilities, capital leases, preferred equity and non-controlling interests, minus investments in affiliates, cash and cash equivalents, as a multiple of each such company’s estimated earnings before interest, taxes, depreciation and amortization, burdened by stock-based compensation expense and not burdened by non-service cost pension and other post-employment benefit expenses, as applicable (“EBITDA”), for the calendar years 2024 and 2025, which we refer to as CY 2024E and CY 2025E, respectively. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information.

The selected companies and the financial data reviewed included the following:

Company	EV / 2024E EBITDA	EV / 2025E EBITDA
Acerinox, S.A.	4.5x	4.3x
Aperam S.A.	5.7x	4.4x
ATI Inc.	9.6x	8.1x
Carpenter Technology Corporation	8.5x	7.5x
Howmet Aerospace Inc.	17.1x	15.0x
Universal Stainless & Alloy Products, Inc.	5.9x	5.6x

EV / EBITDA Multiple
Financial Metric	Hi	Low	Mean	Median
CY 2024E EBITDA CY 2025E EBITDA	17.1x 15.0x	4.5x 4.3x	8.5x 7.5x	7.2x 6.5x

Jefferies applied a selected range of enterprise value to estimated EBITDA multiples of 8.0x to 9.0x and 7.0x to 8.0x to corresponding data of the Company based on the Company Forecasts for estimated EBITDA for CY 2024E and CY 2025E (in each case burdened by stock based compensation expense and not burdened by non-service cost pension and other post-employment benefit expenses), respectively, to determine ranges of implied enterprise values for the Company. Jefferies then subtracted the Company’s net debt as of December 31, 2023, as provided by Company management, to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Haynes common stock outstanding to calculate a range of implied per share equity values for the Company. This analysis indicated reference ranges of implied per share equity values of $49.81 to $57.43 and $54.79 to $64.21, based on estimated EBITDA for CY 2024E and CY 2025E, respectively, as compared to the Merger Consideration of $61.00 per share.

No company utilized in the selected public companies analysis is identical to the Company. In evaluating the selected public companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s and Jefferies’ control.

B.     By amending and restating the section beginning on page 42 of the Definitive Proxy Statement under the heading “Selected Transactions Analysis” in its entirety as follows:

Selected Transactions Analysis

Jefferies reviewed publicly available financial, stock market and operating information of the Company and company filings, definitive proxy statements, press releases and Wall Street research relating to ~~the following~~ seven historical M&A transactions, announced since November 2010, involving companies in the specialty metals manufacturing industry that have financial and operating characteristics that Jefferies, in its professional judgment, considered generally relevant for purposes of its analysis, which are collectively referred to as the “selected transactions~~”:~~”.

The selected transactions and the financial data reviewed included the following:

Date Announced	Target	Acquiror	EV / LTM EBITDA
November 2019	VDM Metals Holding GmbH	Acerinox, S.A.	3.8x
August 2015	Precision Castparts Corp.	Berkshire Hathaway Inc.	12.3x
March 2015	RTI International Metals, Inc.	Alcoa	13.0x
November 2012	Titanium Metals Corporation	Precision Castparts Corp.	13.1x
January 2012	Remmele Engineering, Inc.	RTI International Metals, Inc.	8.3x
June 2011	Latrobe Specialty Metals, Inc.	Carpenter Technology Corporation	9.6x
November 2010	Ladish Co., Inc.	Allegheny Technologies Incorporated	14.9x

~~The financial data reviewed included the following:~~

Enterprise Value / LTM EBITDA Multiple
Financial Metric	High	Low	Mean	Median
LTM EBITDA	14.9x	3.8x	10.7x	12.3x

Jefferies applied a selected range of enterprise value to LTM EBITDA multiples derived from the selected transactions analysis of 10.0x to 12.0x to the LTM EBITDA of the Company for the twelve months ended December 31, 2023, to determine a range of implied enterprise values for the Company. Jefferies then subtracted the Company’s net debt as of December 31, 2023 (excluding the reduction of unfunded pension and other post-employment benefit liabilities), as provided by Company management, to calculate a range of implied equity values, and divided the result by the number of fully diluted shares of Haynes common stock outstanding to calculate a range of implied per share equity values. This analysis indicated a reference range of implied per share equity values of approximately $50.16 to $61.43, as compared to the Merger Consideration of $61.00 per share.

No transaction utilized as a comparison in the selected transactions analysis is identical to the Merger. In evaluating the Merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the control of the Company and Jefferies.

C.     By amending and restating the section beginning on page 42 of the Definitive Proxy Statement under the heading “Discounted Cash Flow Analysis” in its entirety as follows:

Discounted Cash Flow Analysis

Jefferies performed a discounted cash flow analysis of the Company by calculating the estimated present value of the stand-alone unlevered free cash flows that the Company was forecasted to generate during the calendar years ending December 31, 2024 through December 31, 2028 based on the Company Forecasts. The terminal values of the Company were calculated by applying a selected range of terminal year EV / EBITDA multiples of 8.0x to 9.0x to the Company’s estimated through-the-cycle EBITDA, based on the Company Forecasts and per management guidance. The present values of the unlevered free cash flows and terminal values of the Company were then calculated using a selected discount rate range of 10.75% to 12.75%, based on an estimate of the Company’s weighted average cost of capital, to determine a range of implied enterprise values for the Company. Jefferies then subtracted the Company’s net debt of $102 million and unfunded pension and other post-employment benefit liabilities of $66 million, each as of December 31, 2023 and as provided by Company management, to calculate a range of implied equity values, and divided the result by the number of fully diluted outstanding shares of Haynes common stock of 13.072 million as of January 4, 2024 and as provided by Company management, to calculate a range of implied per share equity values for the Company. This analysis indicated a reference range of implied per share equity values of $54.89 to $66.14 per share, as compared to the Merger Consideration of $61.00 per share.

3.     The section of the Definitive Proxy Statement entitled “The Merger — Certain Financial Projections” is hereby amended and supplemented as follows:

A.     By amending and restating the third full paragraph and fifth paragraph on page 44 of the Definitive Proxy Statement under the heading “Certain Financial Projections” in its entirety as follows:

The Projections summarized below in the tables, while presented with numerical specificity, were based on numerous variables and assumptions that involve judgments with respect to, among other things, the Company’s ability to resolve all capacity constraints required to reach increasing production and sales levels including securing outsourcing sources at needed volume levels in vacuum induction melting, a neutral raw material impact from nickel and cobalt market prices in fiscal years beyond 2024, the Company’s ability to generate cash to fund future capital expenditures and other matters specific to the Company’s business. In addition, future economic, competitive, regulatory and financial market conditions could have an impact, all of which are difficult or impossible to predict and many of which are beyond Haynes’ control, including, for example, any impacts from potential future aerospace destocking or recessions, which are not reflected in the Projections. The Projections cover multiple years, and thus, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and the achievability of the Projections include, but are not limited to: general economic conditions and disruptions in the financial, debt, capital, credit or securities markets; industry and market dynamics; unplanned outages; competition; and those risks and uncertainties described in Haynes’ Annual Report on Form 10-K for the fiscal year ended September 30, 2023, subsequent quarterly reports filed by Haynes on Form 10-Q and subsequent current reports filed by Haynes on Form 8-K. See also the section titled “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.

Certain of the measures included in the Projections are financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA, ~~and~~ EBITDA and Unlevered Free Cash Flow. Such non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the SEC’s rules concerning non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not prepared or relied upon by the Haynes Board in connection with its consideration of the Merger Agreement or by Jefferies for purposes of its financial analyses. Accordingly, the Company has not provided a reconciliation of any financial measures included in the Projections.

B.     By amending and restating the section beginning on page 45 of the Definitive Proxy Statement under the heading “Certain Financial Projections” in its entirety as follows:

The following table is a summary of the September Projections:

($ in millions)	2024P	2025P	2026P	2027P	2028P
Revenue	$640.0	$681.1	$719.9	$754.2	$779.4
Cost of Sales	$502.2	$522.9	$547.8	$571.0	$586.7
SG&A	$53.5	$56.0	$58.6	$61.2	$63.7
Operating Profit (1)	$84.3	$102.2	$113.5	$122.1	$129.0
D&A	$18.9	$20.5	$22.7	$25.2	$27.7
EBITDA(2)	$103.2	$122.7	$136.1	$147.2	$156.7
Adjusted EBITDA(3)	$107.0	$126.7	$140.2	$151.4	$161.0
(Increase) / Decrease in NWC	$29.7	$21.9	$(5.9)	$(18.5)	$(12.3)
Capital Expenditures	$(28.0)	$(35.0)	$(40.0)	$(40.0)	$(35.0)
Unlevered Free Cash Flow(4)	$85.0	$85.0	$63.0	$59.0	$78.0

**2024P-2028P projections as of September 13, 2023.

***For purposes of calculations made by Jefferies, Jefferies used an assumed tax rate of 24% as instructed by Haynes' senior management.

(1)	Operating Profit, EBITDA and Adjusted EBITDA include pension and employee-related obligation service costs, but do not include any other pension or employee-related obligation expenses.

(2)	“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, and is burdened by stock-based compensation.

(3)	“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, and is adjusted to add back stock-based compensation.

(4)	“Unlevered Free Cash Flow” means Operating Profit, less cash taxes calculated using an assumed tax rate of 24%, plus D&A, plus/minus change in working capital, less capital expenditures. The Unlevered Free Cash Flow figures set forth above were arithmetically derived from the September Projections by the Company’s Financial Advisor.

The following table is a summary of the December Projections:

($ in millions)	2024P	2025P	2026P	2027P	2028P
Revenue	$635.7	$681.1	$719.9	$754.2	$779.4
Cost of Sales	$505.3	$522.9	$547.8	$571.0	$586.7
SG&A	$54.0	$56.0	$58.6	$61.2	$63.7
Operating Profit (1)	$76.4	$102.2	$113.5	$122.1	$129.0
D&A	$18.6	$20.5	$22.7	$25.2	$27.7
EBITDA(2)	$95.1	$122.7	$136.1	$147.2	$156.7
Adjusted EBITDA(3)	$98.8	$126.7	$140.2	$151.4	$161.0
(Increase) / Decrease in NWC	$27.3	$16.6	$(5.9)	$(18.5)	$(12.3)
Capital Expenditures	$(28.0)	$(35.0)	$(40.0)	$(40.0)	$(35.0)
Unlevered Free Cash Flow(4)	$76.0	$80.0	$63.0	$59.0	$78.0

**2024P projections as of December 26, 2023. 2025P-2028P projections as of September 13, 2023.

***For purposes of calculations made by Jefferies, Jefferies used an assumed tax rate of 24% as instructed by Haynes' senior management.

(1)	Operating Profit, EBITDA and Adjusted EBITDA include pension and employee-related obligation service costs, but do not include any other pension or employee-related obligation expenses.

(2)	“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, and is burdened by stock-based compensation.

(3)	“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization, and is adjusted to add back stock-based compensation.

(4)	“Unlevered Free Cash Flow” means Operating Profit, less cash taxes calculated using an assumed tax rate of 24%, plus D&A, plus/minus change in working capital, less capital expenditures. The Unlevered Free Cash Flow figures set forth above were arithmetically derived from the December Projections by the Company’s Financial Advisor.

4.      The section of the Definitive Proxy Statement entitled “Interests of the Company’s Directors and Executive Officers in the Merger” is hereby amended and supplemented as follows:

A.     By amending and restating the last paragraph on page 49 of the Definitive Proxy Statement under the heading “Quantification of Potential Payments for Equity Awards” in its entirety as follows:

The table below sets forth, for each of the Company’s executive officers, other than the Company’s named executive officers, an estimate of the amounts that would be payable to each such executive officer on the settlement of their unvested Company equity awards if the Effective Time occurred on March 11, 2024. For an estimate of the amounts that would be payable to each of the Company’s named executive officers on settlement of his or her unvested Company equity awards, see “Quantification of Payments and Benefits” below. The estimated aggregate amount that would be payable to the Company’s five ~~six~~ non-employee directors for their unvested and deferred equity awards if the Effective Time occurred on March 11, 2024 is $2,575,725~~2,879,200~~, of which $618,784 would be payable to Robert H. Getz, $603,778 would be payable to Dawne S. Hickton, $880,413 would be payable to Larry O. Spencer and $236,375 would be payable to each of Alicia B. Masse and Brian R. Shelton. Under the Merger Agreement, the Company may, in the ordinary course of business consistent with past practice, pay annual compensation (inclusive of RSAs granted under the Haynes International, Inc. 2020 Incentive Compensation Plan) to the Company’s non-employee directors, in such amounts and on such terms pursuant to the Company’s non-employee director compensation program.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position, made in this Current Report on Form 8-K are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of such terms and other comparable terminology. Statements in this communication that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of the Company by Parent and the associated integration plans, expected synergies and capital expenditure commitments, anticipated future operating performance and results of the Company, the expected management and governance of the Company following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the Merger Agreement.

There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside the Company’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of the Company or Parent or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or the Company stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks that the proposed transaction disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on the Company’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions.

Also, the Company’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in the Company’s filings with the SEC, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in the Company’s most recently filed Annual Report on Form 10-K filed November 16, 2023, the Company’s Definitive Proxy Statement filed March 18, 2024 and the Company’s Current Reports on Form 8-K.

The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect. Except to the extent required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving the Company and Parent. A special meeting of the stockholders of the Company will be held on April 16, 2024 to seek Company stockholder approval in connection with the proposed transaction. The Company filed its Definitive Proxy Statement with the SEC on March 18, 2024 (available here) (the “Definitive Proxy Statement”) in connection with the solicitation of proxies for the special meeting of Haynes’ stockholders. The Company commenced mailing of the Definitive Proxy Statement on March 18, 2024. This communication is not a substitute for the Definitive Proxy Statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY DECISION, COMPANY STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You can obtain a free copy of the Definitive Proxy Statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investors section of the Company’s website at https://www.haynesintl.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and the Company’s other filings with the SEC made subsequent to the date of the

Definitive Proxy Statement. To the extent holdings of the Company’s securities by such directors or officers have changed since the amounts printed in the Definitive Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYNES INTERNATIONAL, INC.

By:	/s/ Michael L. Shor
	Name:	Michael L. Shor
	Title:	President and Chief Executive Officer

Date: April 10, 2024